Exhibit 99.1

January 22, 2026

Media contact:	Investor/analyst contact:
Media Relations	Ryan St. John
(206) 304-0008	VP Finance, Planning and Investor Relations
ALKInvestorRelations@alaskaair.com

Alaska Air Group reports fourth quarter and full year 2025 results
Achieved single operating certificate for Hawaiian Airlines and Alaska Airlines
Reported earnings per share of $0.18, with adjusted earnings per share of $0.43, ahead of expectations and previous guidance range
Generated $1.2 billion in operating cash flow for the full year

SEATTLE — Alaska Air Group Inc. (NYSE: ALK) today reported financial results for the fourth quarter and full year ended December 31, 2025.

“We feel momentum accelerating in 2026 as the Alaska-Hawaiian Airlines combination gains full strength,” said CEO Ben Minicucci. “The people across our airlines delivered through a transformational year that set us up to win: an expanding global network, premium travel experiences delivered with care, and Atmos Rewards elevating our 11-year streak as the No. 1 airline loyalty program. Our model is positioned for where travelers are headed, and we’re ready to compete as one of four global U.S. airlines.”

Quarter in Review
Alaska Air Group's (Air Group) Consolidated Statements of Operations, Consolidated Balance Sheets, and Summary Cash Flow Statement include Hawaiian Airlines from September 18, 2024 onward. For comparability of financial and operational results, historical information has also been provided on a pro forma basis for the full year 2024 within the Supplementary Pro Forma Comparative Financial and Operating Information in this filing and in prior 8-K filings. The results presented for the fourth quarter of 2024 in the supplementary section are as reported given the inclusion of Hawaiian Airlines in Air Group for the full quarter.

Air Group reported fourth quarter GAAP pretax margin of 0.8% and net income per share of $0.18. Our fourth quarter adjusted pretax margin was 1.8% and our adjusted earnings per share was $0.43.

Q4 2025 Results	Prior Expectation	Actual Results
Capacity (ASMs) % change versus 2024	Up ~2%	Up 2.2%
RASM % change versus 2024	Up ~1%	Up 0.6%
CASMex % change versus 2024	Up ~3%	Up 1.3%
Adjusted earnings per share	~$0.10	$0.43

We continued to build on key milestones for our Alaska Accelerate strategy during the quarter, including achieving a single operating certificate for Alaska and Hawaiian Airlines. We achieved record credit card acquisitions, with nearly one fourth of all signups being for the new premium credit card that we introduced late in the third quarter. We began selling our new international routes from Seattle to London and Rome during the quarter, with the first flights scheduled to operate in spring

2026. We are also now selling in six foreign currencies and recently unveiled our Japanese, Korean, and Italian-language based websites, helping drive point of sale outside of the United States to support our expanding international service. These achievements represent continued progress in building the infrastructure to support Air Group’s future growth and profitability, and deliver on our Alaska Accelerate goal of $10 earnings per share in 2027 enabled by $1 billion in incremental profit.

Fourth quarter revenue was $3.6 billion, resulting in a 0.6% year-over-year RASM increase despite contending with temporary demand pullback from the government shutdown in November. We believe our fourth quarter unit revenue result will be among the highest in the industry. Corporate travel grew 9% year-over-year, while close-in demand remained strong throughout the fourth quarter as bookings and yields continue to rebound from the challenging environment earlier in the year. Our diverse revenue streams continued to deliver with premium revenue increasing 7% year-over-year, cargo revenue increasing 22% year-over-year, and loyalty revenue increasing 12% year-over-year. Commercial initiatives and synergy capture remained on track for the fourth consecutive quarter.

Unit costs, excluding fuel, freighter costs, and special items increased 1.3% year-over-year. This result is better than prior guidance and signals our teams' renewed focus on cost control. Economic fuel price per gallon was $2.57 per gallon in the fourth quarter, reflecting elevated West Coast refining prices during the quarter.

First Quarter & Full Year 2026 Guidance
In the first three weeks of January, bookings have inflected positive relative to last year. We have seen several of the highest booking days in our history since January 1st with managed corporate revenues up 20% year-over-year for the first quarter. We expect first quarter unit revenues to be solidly positive and earnings per share to be approximately flat year-over-year which would mark another sequential improvement towards earnings expansion.
Given the macroeconomic headwinds the industry experienced in 2025 and the positive emergent demand trends, our guidance for 2026 reflects a wide range of potential macroeconomic outcomes. We expect to continue to realize value from Alaska Accelerate initiatives and synergies from the Hawaiian integration, which remain on track or ahead of plan relative to our initial expectations. To hit the higher end of our guidance range we would require sustained macroeconomic recovery in 2026, at or improving on trends seen in the first three weeks of the year, and for fuel prices to stabilize. Given the inherent uncertainty of the macroeconomic environment, we remain as focused as ever on controlling what is within our control, including disciplined cost management, driving strong productivity and delivering on our initiatives.

	Q1 2026 Expectation	FY 2026 Expectation
Capacity (ASMs) % change versus 2025	Up 1% to 2%	2% to 3%
Adjusted earnings (loss) per share(a)	($1.50) to ($0.50)	$3.50 to $6.50
Capital Expenditures	n/a	~$1.4 to $1.5B
(a) Q1 adjusted tax rate is estimated to be 29%. Full year adjusted tax rate is estimated to be 26% to 27%

Financial Results and Updates:
•Reported net income for the fourth quarter and full year 2025 under Generally Accepted Accounting Principles (GAAP) of $21 million, or $0.18 per share, and $100 million, or $0.83 per share. These results compare to net income for the fourth quarter and full year 2024 of $71 million, or $0.55 per share, and $395 million, or $3.08 per share.
•Reported net income for the fourth quarter and full year 2025, excluding special items and other adjustments, of $50 million, or $0.43 per share, and $293 million, or $2.44 per share. These results compare to net income for the fourth quarter and full year 2024, excluding special items and other adjustments, of $125 million, or $0.97 per share, and $625 million, or $4.87 per share.
•Generated adjusted pretax margin of 2.8% for the full year 2025.
•Repurchased 0.7 million shares of common stock for approximately $30 million in the fourth quarter, bringing total repurchases to 11.3 million shares for $570 million in 2025.

Operational Updates:
•Alaska and Hawaiian achieved a single operating certificate, becoming one airline in the eyes of the FAA and representing the most significant integration milestone to date.
•Announced the largest fleet order in Alaska's history in January 2026, including 105 737-10 aircraft, 5 787 aircraft, and options for 35 additional 737-10 aircraft. The order will expand our fleet to 475 aircraft by 2030 and over 550 aircraft by 2035.
•Took delivery of six 737-8 aircraft and one 787-9 aircraft in the fourth quarter.
•Unveiled our new global livery for our 787 fleet in January 2026, which is planned to fly on our international routes to and from Seattle.
•Announced the opening of a new Horizon base in Las Vegas to support regional growth and flying in California.

Network Updates:
•Announced the addition of two destinations to Air Group's network, with year-round service to Tulsa and Arcata-Eureka beginning in the spring.
•Expanding service from our hubs, including new routes announced for 2026 from San Diego to Dallas, Oakland, and Raleigh-Durham; Portland to Philadelphia, Baltimore, and St. Louis; Honolulu to Burbank; and Anchorage to Boston, Boise, and Spokane.

Customer Experience:
•Led U.S. carriers in key performance metrics during the Thanksgiving travel season, including on-time performance and completion rate.
•Began installations of Starlink Wi-Fi on our E175 fleet in December, with installations on our mainline fleet to begin in spring 2026.
•Announced the Kahu‘ewai Hawai‘i Investment Plan of more than $600 million over five years to enhance the guest experience from booking to the day of travel, including retrofitting Hawaiian aircraft interiors, modernizing airport spaces in Hawai‘i, and upgrading technology.
•Our airlines finished 2025 at #2 in completion rate and #2 in on-time performance.

Other Highlights:
•Partnered with Washington state leaders, industry partners, and others to launch the Cascadia Sustainable Aviation Accelerator initiative to accelerate the production, deployment, and adoption of sustainable aviation fuel (SAF).
•Partnered with Pono Energy to invest in the development of SAF in Hawaiʻi using locally grown agriculture feedstock.

The following table reconciles the company's reported GAAP net income per share (EPS) for the three and twelve months ended December 31, 2025 and 2024 to adjusted amounts.

	Three Months Ended December 31,
	2025		2024
(in millions, except per share amounts)	Dollars	Per Share	Dollars	Per Share
Net income	$21	$0.18	$71	$0.55
Adjusted for:
Mark-to-market fuel hedge adjustments	—	—	(6)	(0.05)
Gains on foreign debt	(4)	(0.03)	(10)	(0.08)
Special items - operating	39	0.33	91	0.71
Special items - net non-operating	—	—	(17)	(0.13)
Income tax effect(a)	(6)	(0.05)	(4)	(0.03)
Adjusted net income	$50	$0.43	$125	$0.97

	Twelve Months Ended December 31,
	2025		2024
(in millions, except per share amounts)	Dollars	Per Share	Dollars	Per Share
Net income	$100	$0.83	$395	$3.08
Adjusted for:
Mark-to-market fuel hedge adjustments	(4)	(0.03)	(28)	(0.22)
Losses (gains) on foreign debt	1	0.01	(10)	(0.08)
Special items - operating	250	2.08	345	2.69
Special items - net non-operating	—	—	(16)	(0.12)
Income tax effect(a)	(54)	(0.45)	(61)	(0.48)
Adjusted net income	$293	$2.44	$625	$4.87
(a) Includes income tax effect of the adjustments in the tables above as well as one-time effects of the One Big Beautiful Bill Act which was signed into law in the third quarter of 2025.

A conference call regarding the fourth quarter and full year results will be streamed online at 11:30 a.m. EST/ 8:30 a.m. PST on January 23, 2026. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a discussion of risks and uncertainties that may cause our forward-looking statements to differ materially, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Some of these risks include competition, labor costs, relations and availability, general economic conditions, increases in operating costs including fuel, uncertainties regarding the ability to successfully integrate operations following the acquisition of Hawaiian Holdings, Inc. and the ability to realize anticipated cost savings, synergies, or growth from the acquisition, inability to meet cost reduction and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, cybersecurity risks, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines, Hawaiian Airlines and Horizon Air are subsidiaries of Alaska Air Group, and McGee Air Services is a subsidiary of Alaska Airlines. We are a global airline with hubs in Seattle, Honolulu, Portland, Anchorage, Los Angeles, San Diego and San Francisco. We deliver remarkable care as we fly our guests to more than 140 destinations throughout North America, Latin America, Asia and the Pacific. We’ll serve Europe beginning in spring 2026. Guests can book travel at alaskaair.com and hawaiianairlines.com. Alaska is a member of the oneworld alliance, with Hawaiian scheduled to join oneworld in spring 2026. With oneworld and our additional global partners, guests can earn and redeem points for travel to over 1,000 worldwide destinations with Atmos Rewards. Learn more about what’s happening at Alaska and Hawaiian at news.alaskaair.com. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”

###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change
Operating Revenue
Passenger revenue	$3,248	$3,178	2%	$12,835	$10,654	20%
Loyalty program other revenue	238	224	6%	855	733	17%
Cargo and other revenue	146	132	11%	549	348	58%
Total Operating Revenue	3,632	3,534	3%	14,239	11,735	21%

Operating Expenses
Wages and benefits	1,245	1,119	11%	4,763	3,588	33%
Variable incentive pay	74	161	(54)%	268	358	(25)%
Aircraft fuel, including hedging gains and losses	737	702	5%	2,879	2,506	15%
Aircraft maintenance	214	229	(7)%	912	620	47%
Aircraft rent	60	65	(8)%	250	207	21%
Landing fees and other rentals	284	249	14%	1,109	781	42%
Contracted services	148	133	11%	590	444	33%
Selling expenses	95	106	(10)%	407	349	17%
Depreciation and amortization	199	190	5%	795	583	36%
Food and beverage service	101	93	9%	383	287	33%
Third-party regional carrier expense	67	62	8%	272	243	12%
Other	294	261	13%	1,058	854	24%
Special items - operating	39	91	(57)%	250	345	(28)%
Total Operating Expenses	3,557	3,461	3%	13,936	11,165	25%
Operating Income	75	73	3%	303	570	(47)%

Non-operating Income (Expense)
Interest income	23	32	(28)%	94	101	(7)%
Interest expense	(70)	(56)	25%	(272)	(171)	59%
Interest capitalized	8	10	(20)%	37	29	28%
Special items - net non-operating	—	17	(100)%	—	16	(100)%
Other - net	(6)	3	NM	(16)	—	NM
Total Non-operating Income (Expense)	(45)	6	NM	(157)	(25)	NM
Income Before Income Tax	30	79		146	545
Income tax expense	9	8		46	150
Net Income	$21	$71		$100	$395

Basic Earnings Per Share	$0.18	$0.56		$0.85	$3.13
Diluted Earnings Per Share	$0.18	$0.55		$0.83	$3.08
Weighted Average Shares Outstanding used for computation:
Basic	115.533	126.047		118.171	126.136
Diluted	117.356	128.931		119.926	128.372

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.
As of December 31 (in millions)	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$627	$1,201
Restricted cash	28	29
Marketable securities	1,496	1,274
Total cash, restricted cash, and marketable securities	2,151	2,504
Receivables - net	565	558
Inventories and supplies - net	203	199
Prepaid expenses	278	307
Other current assets	69	192
Total Current Assets	3,266	3,760

Property and Equipment
Aircraft and other flight equipment	13,647	12,273
Other property and equipment	2,424	2,173
Deposits for future flight equipment	731	883
	16,802	15,329
Less accumulated depreciation and amortization	(4,945)	(4,548)
Total Property and Equipment - Net	11,857	10,781

Other Assets
Operating lease assets	1,268	1,296
Goodwill	2,723	2,724
Intangible assets - net	815	873
Other noncurrent assets	432	334
Total Other Assets	5,238	5,227

Total Assets	$20,361	$19,768

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.
As of December 31 (in millions except share amounts)	2025	2024
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$324	$186
Accrued wages, vacation and payroll taxes	881	1,001
Air traffic liability	1,689	1,712
Other accrued liabilities	1,055	997
Deferred revenue	1,722	1,592
Current portion of long-term debt and finance leases	721	450
Current portion of operating lease liabilities	197	207
Total Current Liabilities	6,589	6,145

Noncurrent Liabilities
Long-term debt and finance leases, net of current portion	4,834	4,538
Operating lease liabilities, net of current portion	1,141	1,198
Deferred income taxes	1,004	934
Deferred revenue	1,711	1,664
Obligation for pension and post-retirement medical benefits	369	460
Other liabilities	595	457
Total Noncurrent Liabilities	9,654	9,251

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2025 - 145,115,659 shares; 2024 - 141,449,174 shares, Outstanding: 2025 - 115,530,889 shares; 2024 - 123,119,199 shares	1	1
Capital in excess of par value	961	811
Treasury stock (common), at cost: 2025 - 29,584,770 shares; 2024 - 18,329,975 shares	(1,701)	(1,131)
Accumulated other comprehensive loss	(173)	(239)
Retained earnings	5,030	4,930
Total Shareholders' Equity	4,118	4,372
Total Liabilities and Shareholders' Equity	$20,361	$19,768

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
(in millions)	Year Ended December 31, 2025	Nine Months Ended September 30, 2025(a)	Three Months Ended December 31, 2025(b)
Cash Flows from Operating Activities:
Net income	$100	$79	$21
Adjustments to reconcile net income to net cash provided by operating activities	856	639	217
Changes in working capital	293	346	(53)
Net cash provided by operating activities	1,249	1,064	185

Cash Flows from Investing Activities:
Property and equipment additions	(1,588)	(963)	(625)
Other investing activities	(35)	(33)	(2)
Net cash used in investing activities	(1,623)	(996)	(627)

Cash Flows from Financing Activities	(199)	(490)	291

Net decrease in cash and cash equivalents	(573)	(422)	(151)
Cash, cash equivalents, and restricted cash at beginning of period(c)	1,257	1,257	835
Cash, cash equivalents, and restricted cash at end of period(c)	$684	$835	$684
(a) As reported in Form 10-Q for the third quarter of 2025.
(b) Cash flows for the three months ended December 31, 2025 can be calculated by subtracting cash flows for the nine months ended
September 30, 2025, as reported in Form 10-Q for the third quarter 2025, from the year ended December 31, 2025.
(c) Cash, cash equivalents, and restricted cash shown in the Summary Cash Flow consists of restricted cash presented within Restricted Cash as well as certain restricted cash balances presented within Other noncurrent assets in the condensed consolidated balance sheets.

SPECIAL ITEMS (unaudited)

Air Group has classified certain operating and non-operating activity as special items due to their unusual or infrequently occurring nature. We believe disclosing information about these items separately improves comparable year-over-year analysis and allows stakeholders to better understand our results of operations. A description of the special items is provided below.

Integration costs: Integration costs were associated with the acquisition of Hawaiian Airlines and consist of employee-related, legal and professional fees, technology, and other merger costs.

Labor and other: Labor and other costs in 2025 were primarily for changes to Alaska flight attendants' sick leave benefits pursuant to a new collective bargaining agreement. Costs in 2024 were primarily for retroactive pay for Alaska flight attendants pursuant to a tentative agreement and litigation costs related to the Virgin trademark license agreement.

Net non-operating: The income in 2024 is primarily for gains on Hawaiian debt extinguishment in the fourth quarter.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Operating Expenses
Integration costs	39	80	193	208
Labor and other	$—	$11	$57	$137
Special items - operating	$39	$91	$250	$345

Non-operating Income (Expense)
Special items - net non-operating	$—	$17	$—	$16

OPERATING STATISTICS SUMMARY (unaudited)

A manual recalculation of certain figures using rounded amounts may not agree directly to the actual figures presented in the table below. 2024 figures include Hawaiian results September 18, 2024 onward.
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Change	2025	2024	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	14,355	14,339	0.1%	58,627	49,238	19.1%
RPMs (000,000) "traffic"	18,935	19,068	(0.7)%	77,110	63,871	20.7%
ASMs (000,000) "capacity"	23,238	22,744	2.2%	92,962	76,167	22.1%
Load factor	81.5%	83.8%	(2.3) pts	82.9%	83.9%	(1.0) pts
Yield	17.15¢	16.67¢	2.9%	16.64¢	16.68¢	(0.2)%
PRASM	13.98¢	13.97¢	0.1%	13.81¢	13.99¢	(1.3)%
RASM	15.63¢	15.54¢	0.6%	15.32¢	15.41¢	(0.6)%
CASMex(b)	11.72¢	11.57¢	1.3%	11.42¢	10.80¢	5.7%
Economic fuel cost per gallon(b)(c)	$2.57	$2.54	1.2%	$2.52	$2.74	(8.0)%
Fuel gallons (000,000)(c)	287	279	2.9%	1,146	925	23.9%
ASMs per gallon	81.1	81.6	(0.6)%	81.1	82.3	(1.4)%
Departures (000)	135	131	3.1%	543	461	17.8%
Average full-time equivalent employees (FTEs)	32,676	30,396	7.5%	31,585	25,751	22.7%
Operating fleet(d)	413	392	21 a/c	413	392	21 a/c
Alaska Airlines Operating Statistics:
RPMs (000,000) "traffic"	12,806	13,306	(3.8)%	52,404	53,680	(2.4)%
ASMs (000,000) "capacity"	15,737	15,754	(0.1)%	63,161	63,873	(1.1)%
Economic fuel cost per gallon	$2.57	$2.55	0.8%	$2.52	$2.74	(8.0)%
Hawaiian Airlines Operating Statistics:
RPMs (000,000) "traffic"	4,850	4,509	7.6%	19,304	5,143	NM
ASMs (000,000) "capacity"	5,896	5,481	7.6%	23,208	6,245	NM
Economic fuel cost per gallon(c)	$2.49	2.44	2.0%	$2.41	2.43	(0.8)%
Regional Operating Statistics:(e)
RPMs (000,000) "traffic"	1,278	1,253	2.0%	5,401	5,048	7.0%
ASMs (000,000) "capacity"	1,606	1,509	6.4%	6,593	6,049	9.0%
Economic fuel cost per gallon	$2.76	$2.74	0.7%	$2.71	$2.93	(7.5)%
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Excludes operations under the Air Transportation Services Agreement (ATSA) with Amazon.
(d)Includes aircraft owned and leased by Alaska, Hawaiian, and Horizon, as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes all aircraft removed from operating service.
(e)Data presented includes information related to flights operated by Horizon and third-party carriers.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

We are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. Amounts in the tables below are rounded to the nearest million. As a result, a manual recalculation of certain figures using these rounded amounts may not agree directly to the actual figures presented in the tables below.

Adjusted Income Before Income Tax Reconciliation
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2025	2024	2025	2024
Income before income tax	$30	$79	$146	$545
Adjusted for:
Mark-to-market fuel hedge adjustment	—	(6)	(4)	(28)
Losses (gains) on foreign debt	(4)	(10)	1	(10)
Special items - operating	39	91	250	345
Special items - net non-operating	—	(17)	—	(16)
Adjusted income before income tax	$65	$137	$393	$836

Pretax margin	0.8%	2.2%	1.0%	4.6%
Adjusted pretax margin	1.8%	3.9%	2.8%	7.1%

CASMex Reconciliation
	Three Months Ended December 31,				Twelve Months Ended December 31,
(in millions)	2025		2024		2025		2024
Total operating expenses	$3,557		$3,461		$13,936		$11,165
Less the following components:
Aircraft fuel, including hedging gains and losses	737		702		2,879		2,506
Freighter costs	56		37		192		84
Special items - operating	39		91		250		345
Total operating expenses, excluding fuel, freighter costs, and special items	$2,725		$2,631		$10,615		$8,230

ASMs	23,238		22,744		92,962		76,167
CASMex	11.72	¢	11.57	¢	11.42	¢	10.80	¢

Fuel Reconciliation
	Three Months Ended December 31,
	2025		2024
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$737	$2.57	$701	$2.51
Losses on settled hedges	—	—	7	0.03
Economic fuel expense	$737	$2.57	$708	$2.54
Mark-to-market fuel hedge adjustment	—	—	(6)	(0.02)
Aircraft fuel, including hedging gains and losses	$737	$2.57	$702	$2.52
Fuel gallons		287		279

	Twelve Months Ended December 31,
	2025		2024
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$2,879	$2.51	$2,496	$2.70
Losses on settled hedges	4	0.01	38	0.04
Economic fuel expense	$2,883	$2.52	$2,534	$2.74
Mark-to-market fuel hedge adjustment	(4)	(0.01)	(28)	(0.03)
Aircraft fuel, including hedging gains and losses	$2,879	$2.51	$2,506	$2.71
Fuel gallons		1,146		925

Debt-to-capitalization, including leases
(in millions)	December 31, 2025	December 31, 2024
Long-term debt and finance leases, net of current portion	$4,834	$4,538
Capitalized operating leases	1,338	1,405
Current portion of finance lease liabilities(a)	181	8
Adjusted debt, net of current portion of long-term debt	$6,353	$5,951
Shareholders' equity	4,118	4,372
Total invested capital	$10,471	$10,323

Debt-to-capitalization ratio, including leases	61%	58%
(a) To best reflect our leverage, we included our short-term finance lease liabilities, which are recognized within 'Current portion of long-term debt and finance leases' in our condensed consolidated balance sheets.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent, and special items
(in millions)	December 31, 2025	December 31, 2024
Long-term debt	$5,309	$4,933
Capitalized operating leases	1,338	1,405
Capitalized finance leases	246	55
Total adjusted debt	6,893	6,393
Less: Total cash and marketable securities	2,123	2,475
Adjusted net debt	$4,770	$3,918

(in millions)	Twelve Months Ended December 31, 2025	Twelve Months Ended December 31, 2024
Operating Income	$303	$570
Adjusted for:
Special items - operating	250	345
Mark-to-market fuel hedge adjustments	(4)	(28)
Losses (gains) on foreign debt	1	(10)
Depreciation and amortization	795	583
Aircraft rent	250	207
EBITDAR	$1,595	$1,667

Adjusted net debt to EBITDAR	3.0x	2.4x

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended December 31, 2025
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$2,071	$728	$449	$—	$3,248	$—	$3,248
Loyalty program other revenue	185	34	19	—	238	—	238
Cargo and other revenue	81	60	—	5	146	—	146
Total Operating Revenue	2,337	822	468	5	3,632	—	3,632
Operating Expenses
Operating expenses, excluding fuel	1,768	654	369	(10)	2,781	39	2,820
Fuel expense	451	190	96	—	737	—	737
Total Operating Expenses	2,219	844	465	(10)	3,518	39	3,557
Non-operating Income (Expense)	(3)	(38)	—	(8)	(49)	4	(45)
Income (Loss) Before Income Tax	$115	$(60)	$3	$7	$65	$(35)	$30

	Three Months Ended December 31, 2024
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$2,073	$673	$432	$—	$3,178	$—	$3,178
Loyalty program other revenue	161	48	15	—	224	—	224
Cargo and other revenue	77	53	—	2	132	—	132
Total Operating Revenue	2,311	774	447	2	3,534	—	3,534
Operating Expenses
Operating expenses, excluding fuel	1,725	619	341	(17)	2,668	91	2,759
Fuel expense	447	172	89	—	708	(6)	702
Total Operating Expenses	2,172	791	430	(17)	3,376	85	3,461
Non-operating Income (Expense)	14	(27)	—	(8)	(21)	27	6
Income (Loss) Before Income Tax	$153	$(44)	$17	$11	$137	$(58)	$79

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
	Twelve Months Ended December 31, 2025
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$8,132	$2,918	$1,785	$—	$12,835	$—	$12,835
Loyalty program other revenue	653	134	68	—	855	—	855
Cargo and other revenue	305	231	—	13	549	—	549
Total Operating Revenue	9,090	3,283	1,853	13	14,239	—	14,239
Operating Expenses
Operating expenses, excluding fuel	6,772	2,640	1,471	(76)	10,807	250	11,057
Fuel expense	1,777	723	383	—	2,883	(4)	2,879
Total Operating Expenses	8,549	3,363	1,854	(76)	13,690	246	13,936
Non-operating Income (Expense)	(15)	(109)	—	(32)	(156)	(1)	(157)
Income (Loss) Before Income Tax	$526	$(189)	$(1)	$57	$393	$(247)	$146

	Twelve Months Ended December 31, 2024
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$8,151	$757	$1,746	$—	$10,654	$—	$10,654
Loyalty program other revenue	621	53	59	—	733	—	733
Cargo and other revenue	279	59	—	10	348	—	348
Total Operating Revenue	9,051	869	1,805	10	11,735	—	11,735
Operating Expenses
Operating expenses, excluding fuel	6,365	701	1,317	(69)	8,314	345	8,659
Fuel expense	1,962	195	377	—	2,534	(28)	2,506
Total Operating Expenses	8,327	896	1,694	(69)	10,848	317	11,165
Non-operating Income (Expense)	20	(31)	—	(40)	(51)	26	(25)
Income (Loss) Before Income Tax	$744	$(58)	$111	$39	$836	$(291)	$545
(a)Includes consolidating entries, Air Group parent company, Horizon, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges.
(c)Includes special items, mark-to-market fuel hedge accounting adjustments, and gains/losses on foreign debt.

SUPPLEMENTARY PRO FORMA COMPARATIVE FINANCIAL AND OPERATING INFORMATION (unaudited)
We believe that analysis of specific results on a pro forma basis provides more meaningful year-over-year comparisons. The table below compares the three and twelve months ended December 31, 2025 to the reported three months ended December 31, 2024, which included Hawaiian results for the full quarter, and the pro forma twelve months ended December 31, 2024. Hawaiian's financial information has been conformed to reflect Air Group's historical financial statement presentation. This information does not purport to reflect what our financial and operational results would have been had the acquisition been consummated at the beginning of the periods presented.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2025	2024	Change	2025	2024 Pro Forma(a)	Change
Operating Revenue
Passenger revenue	$3,248	$3,178	2%	$12,835	$12,502	3%
Loyalty program other revenue	238	224	6%	855	817	5%
Cargo and other revenue	146	132	11%	549	460	19%
Total Operating Revenue	3,632	3,534	3%	14,239	13,779	3%
Operating expenses, excluding fuel	2,820	2,759	2%	11,057	10,424	6%
Aircraft fuel, including hedging gains and losses	737	702	5%	2,879	3,045	(5)%
Total Operating Expenses	3,557	3,461	3%	13,936	13,469	3%
Operating Income	75	73	3%	303	310	(2)%
Non-operating income (expense)	(45)	6	NM	(157)	(82)	91%
Income Before Tax	30	79	(62)%	146	228	(36)%
Special items - operating	39	91	(57)%	250	363	(31)%
Special items - net non-operating	—	(17)	(100)%	—	(24)	(100)%
Mark-to-market fuel hedge adjustments	—	(6)	(100)%	(4)	(30)	(87)%
Unrealized (gain)/loss on foreign debt	(4)	(10)	(60)%	1	(13)	(108)%
Adjusted Income Before Tax	$65	$137	(52)%	$393	$524	(25)%

Pretax Margin	0.8%	2.2%	-1.4 pts	1.0%	1.7%	-0.7 pts
Adjusted Pretax Margin	1.8%	3.9%	-2.1 pts	2.8%	3.8%	-1.0 pts

Pro Forma Comparative Operating Statistics
Revenue passengers (000)	14,355	14,339	0.1%	58,627	57,134	2.6%
RPMs (000,000) "traffic"	18,935	19,068	(0.7)%	77,110	76,566	0.7%
ASMs (000,000) "capacity"	23,238	22,744	2.2%	92,962	91,208	1.9%
Load factor	81.5%	83.8%	(2.3) pt	82.9%	83.9%	(1.0) pt
Yield	17.15¢	16.67¢	2.9%	16.64¢	16.33¢	1.9%
RASM	15.63¢	15.54¢	0.6%	15.32¢	15.11¢	1.4%
CASMex	11.72¢	11.57¢	1.3%	11.42¢	10.91¢	4.7%

Pro Forma Comparative CASMex Reconciliation
Total operating expenses	$3,557	$3,461	2.8%	$13,936	$13,469	3.5%
Less the following components:
Aircraft fuel, including hedging gains and losses	737	702	5.0%	2,879	3,045	(5.5)%
Freighter costs	56	37	51.4%	192	111	73.0%
Special items - operating	39	91	(57.1)%	250	363	(31.1)%
Total operating expenses, excluding fuel, freighter costs, and special items	$2,725	$2,631	3.6%	$10,615	$9,950	6.7%

ASMs	23,238	22,744	2.2%	92,962	91,208	1.9%
CASMex	11.72¢	11.57¢	1.3%	11.42¢	10.91¢	4.7%
(a) As provided on Form 8-K filed with the SEC on January 22, 2025, including certain immaterial reclassification and policy adjustments.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding certain costs from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. We believe that all U.S. carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact of company-specific cost drivers which are more controllable by management. We adjust for expenses related directly to our freighter aircraft operations, including those costs incurred under the ATSA with Amazon, to allow for better comparability to other carriers that do not operate freighter aircraft. We also exclude certain special charges as they are unusual or nonrecurring in nature and adjusting for these expenses allows management and investors to better understand our cost performance.

•CASMex is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance. CASMex is also a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Adjusted pretax income is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating and finance leases, less cash, restricted cash, and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASMex - operating costs excluding fuel, freighter costs, and special items per ASM, or "unit cost". Beginning in 2026, CASMex will also exclude Performance-Based Pay expense.

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating and finance lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program and excluding operations under the Air Transportation Service Agreement (ATSA) with Amazon

Freighter Costs - operating expenses directly attributable to the operation of Alaska's B737 freighter aircraft and Hawaiian's A330-300 freighter aircraft exclusively performing cargo missions

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

PRASM - passenger revenue per ASM, or "passenger unit revenue"

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, loyalty program revenue, and other ancillary revenue; represents the average total revenue for flying one seat one mile

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average passenger revenue for flying one passenger one mile